UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2010

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7150 E. Camelback Road, Suite 220 Scottsdale, Arizona 85251
(Address of principal executive offices) (Zip Code)

Registrant's Telephone Number, Including Area Code:  (480) 922-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Michael Nahkunst as a Director

On November 16, 2010, the Board of Directors of Kona Grill, Inc. (the “Company”) appointed Michael Nahkunst to serve as a member of the Company’s Board of Directors.  Mr. Nahkunst will serve as a member of the Company’s Audit Committee of the Board of Directors.  Since January 2009, Mr. Nahkunst has served as the principal of Bailiwick Capital Partners, a strategic corporate development and financial advisory firm specializing in the restaurant industry. Prior to that time, from September 2007 until October 2008, Mr. Nahkunst served as the Chief Operating Officer for Max & Erma’s Restaurants, Inc. and was a key member of the turn-around team that closed a going private transaction. From March 2002 until March 2005, Mr. Nankunst served as Chief Operating Officer of BJ’s Restaurants, a micro-brewery and sports bar concept, spearheading key strategic operational and corporate development plans for its national growth.  His other restaurant experiences include executive-level positions at BJ’s Restaurants Inc., Big Rock Restaurant Group, The Cheesecake Factory, Inc., as well as senior-level positions at Brinker International Inc. Mr. Nahkunst attended the University of Texas at Austin, School of Business.  There is no arrangement or understanding pursuant to which Mr. Nahkunst was appointed as a member of the Company’s Board of Directors.  For service as a director, Mr. Nahkunst will receive an annual cash retainer of $17,500 which will be paid quarterly, plus travel related expenses incurred in connection with attendance at board and committee meetings.  Additionally, for service as a member of the Audit Committee, Mr. Nahkunst will receive an annual cash retainer of $3,000 which will be paid quarterly.  In connection with his appointment as a director and committee member, on November 16, 2010, Mr. Nahkunst was also granted stock options to purchase 10,000 shares of the Company’s common stock at a price equal to the fair market value of the Company’s common stock on the date of appointment as a director.  Such options vested immediately.

Appointment of James R. Jundt as a Director

On November 16, 2010, the Board of Directors of the Company appointed James R. Jundt to the Board of Directors.  Mr. Jundt began his investment career in 1964 with Merrill Lynch in New York as a securities analyst covering the restaurant and retail industries.  In 1969, Mr. Jundt joined Investors Diversified Services, Inc. (now known as American Express Financial Advisers, Inc.) in Minneapolis, Minnesota where he served in analytical and portfolio management positions until 1979.  From 1979 to 1982, Mr. Jundt was a portfolio manager for St. Paul Advisers, Inc. in Minneapolis.  In 1982, Mr. Jundt founded Jundt Associates, Inc., an investment advisory firm which managed pension assets, mutual funds, and hedge funds. After 2001, Mr. Jundt was no longer a shareholder or partner in Jundt Associates, although he remained an employee, portfolio manager and executive officer until his resignation in October 2007.   Jundt Associates was placed into receivership by the Hennepin County District Court, State of Minnesota, in December 2007. Since his resignation from Jundt Associates, Mr. Jundt has been a principal and portfolio manager for JRJ Management, LLC, an investment advisory firm based in Scottsdale, Arizona.  Mr. Jundt has served on the boards of directors of numerous private companies, universities, and other institutions.  Mr. Jundt holds a Bachelor degree from Gonzaga University and is a Chartered Financial Analyst.

There is no arrangement or understanding pursuant to which Mr. Jundt was appointed as a member of the Company’s Board of Directors.  For service as a director, Mr. Jundt will receive an annual cash retainer of $17,500 which will be paid quarterly, plus travel related expenses incurred in connection with attendance at board and committee meetings.  In connection with his appointment as a director, on November 16, 2010, Mr. Jundt was also granted stock options to purchase 10,000 shares of the Company’s common stock at a price equal to the fair market value of the Company’s common stock on the date of appointment as a director.  Such options vested immediately.

On December 22, 2008, the Company entered into a Subscription Agreement (the “Agreement”) with James R. Jundt for the purchase of $1,000,000 of the Company’s common stock at a price per share of $1.19 which represented the average closing price per share of the Company’s common stock as quoted on the NASDAQ Global Market for the five trading days prior to the date of the Agreement. The investment by Mr. James Jundt was subject to the Company receiving a commitment from a third party lender of at least $3,000,000 of new debt financing in the form of a line of credit, equipment financing, term loan, or other form of debt.  During February 2009, the Agreement entered into by the Company and James R. Jundt was terminated by mutual agreement without any continuing obligations by either party.

James R. Jundt is the beneficial owner of 8.3% of the Company’s common stock.  Mr. Jundt is also the father of Marcus E. Jundt, the Company’s former Chairman of the Board, Chief Executive Officer, and President.  On August 6, 2009, the Company entered into a Separation Agreement with Marcus E. Jundt relating to his resignation from the Company during May 2009. Pursuant to the terms of the Separation Agreement, Mr. Marcus E. Jundt received severance compensation equal to his base salary in effect at the time of termination for a period of twelve months, paid in the manner and at such times as the base salary otherwise would have been payable, and continuation of medical and dental benefits in effect under COBRA for a period of twelve months. In addition, pursuant to the Separation Agreement, all unvested portions of Mr. Marcus E. Jundt’s stock options that were scheduled to vest over a period of twelve months following the date of termination became vested and immediately exercisable for a period of three months following the separation date. The Separation Agreement contained customary confidentiality provisions and a full release of any claims, known or unknown that Mr. Marcus E. Jundt may have had against the Company.

Resignation of Mark Zesbaugh as a Director

Effective November 17, 2010, the Board of Directors also accepted the resignation of Mark Zesbaugh from the Board of Directors.  Mr. Zesbaugh had served as a member of the Audit Committee since November 2007.

On November 17, 2010, the Company issued a press release announcing these developments of the Board of Directors, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Exhibits.

99.1	Press Release dated November 17, 2010, titled “Kona Grill Inc. Announces the Appointment of James R. Jundt and Michael A. Nahkunst to its Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KONA GRILL, INC.

Date: November 18, 2010	By:	/s/ Mark S. Robinow
Mark S. Robinow
Executive Vice President, Chief Financial Officer, and Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release dated November 17, 2010, titled “Kona Grill Inc. Announces the Appointment of James R. Jundt and Michael A. Nahkunst to its Board of Directors.”